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                                                                    EXHIBIT 99.1

                           JEFFERSON BANKSHARES, INC.
                             123 EAST MAIN STREET,
                           CHARLOTTESVILLE, VIRGINIA

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
              SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER 22, 1997

    The undersigned, a holder of shares of common stock, par value $2.50 per share ("Jefferson Common Stock"), of Jefferson Bankshares, Inc., a Virginia corporation ("Jefferson"), appoints JAMES S. KENNAN, ROBERT E. STROUD, and HOWARD B. WATKINS, or any of them, as proxy, with power of substitution to each, to vote the undersigned's shares of Jefferson Common Stock at the special meeting of Jefferson shareholders to be held on October 22, 1997, and at any adjournment of such meeting. The undersigned revokes any previous proxies with respect to matters covered in this proxy.

    WHEN THIS PROXY IS PROPERLY EXECUTED, THE PROXIES WILL VOTE AS SPECIFICALLY INDICATED ON THE REVERSE SIDE. THE PROXIES WILL VOTE "FOR"APPROVAL OF THE AGREEMENT AND PLAN OF MERGER DATED JUNE 9, 1997, AS AMENDED, AND THE RELATED PLAN OF MERGER SET FORTH IN PROPOSAL 1, UNLESS ANOTHER CHOICE IS INDICATED.

                (Continued and to be signed on the reverse side)

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                            [Reverse of Proxy Card]

     THE BOARD OF DIRECTORS OF JEFFERSON RECOMMENDS A VOTE FOR PROPOSAL 1.

    1. Approval of the Agreement and Plan of Merger, dated June 9, 1997, as amended, and the related Plan of Merger, pursuant to which Jefferson will be merged with and into Wachovia Corporation.

       ( ) FOR                 ( ) AGAINST                 ( ) ABSTAIN

    2. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

    The undersigned acknowledges receipt of a Notice of Special Meeting of Shareholders of Jefferson called for October 22, 1997 and a Proxy
Statement/Prospectus for the special meeting dated September 11, 1997, prior to the signing of this proxy.

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
Date:                         , 1997                      Please sign your name exactly as it appears on this
                                                          Proxy. When shares of Jefferson Common Stock are held
Signature (Title, if any)                                 jointly, each joint tenant should sign. When signing in
Signature (Title, if any)                                 a representative capacity, please give title.
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